SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K


                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                        The Securities and Exchange Act of 1934


                    Date of Report (Date of earliest event reported)
                                   February 3, 2003


                               TRAFFIC TECHNOLOGY, INC.
                     (Name of Small Business issuer in its charter)

    Arizona                         000-33039                86-0932112
(State or other               (Commission file No.)        (IRS Employer
jurisdiction of                                           Identification No.)
incorporation or
organization)

                                   18300 Von Karman
                                      Suite 710
                                    Irvine, CA 92612
            (Address of principal executive offices including zip code)

                                    (949) 809-2126
              (Registrant's telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 23, 2003, the Company dismissed its certifying accountant, Eide Bally LLP ("Eide Bailly"). Eide Bailly's reports on the financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2001 and 2000, and the subsequent interim period through January 23, 2003 the Company has not had any disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani ") as its certifying accountant as of January 23, 2003 for the Company's fiscal year ending December 31, 2002. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

Eide Bailly's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description

16 Letter from Eide Bailly LLP, Certified Public Accountant to the Commission, dated January 23, 2003.

                                     SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2003                         Traffic Technology, Inc.

                                                /s/ James DeOlden
                                                James DeOlden
                                                Chief Executive Officer